CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Hwy., Suite 102
Kailua-Kona, HI 96740

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Thursday, August 23, 2001 at 2:00 P.M.

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Cyanotech Corporation (the “Company”) to be held on Thursday, August 23, 2001 at 2:00 P.M., local time, at the King Kamehameha’s Kona Beach Hotel, 75-5660 Palani Road, Kailua-Kona, Hawaii, for the following purposes:

                 1.        To elect six directors to serve until the next Annual Meeting or until their successors are elected and qualified;

                 2.        To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2002; and

                 3.        To transact such other business as may properly come before the meeting or any adjournment thereof. The Company knows of no other business to be brought before the meeting.

        These matters are more fully described in the Proxy Statement accompanying this notice.

        The Board of Directors has fixed the close of business on June 26, 2001 as the record date for Stockholders entitled to notice of and to vote at this meeting and any adjournment thereof. The stock transfer books will not be closed between the record date and the date of the meeting. Only stockholders of record at the close of business on June 26, 2001 are entitled to notice of and to vote at the Annual Meeting; however all stockholders are cordially invited to attend the meeting.

                                                                                                                By Order of the Board of Directors

                                                                                                                Ronald P. Scott
                                                                                                                Secretary

Kailua-Kona, Hawaii
July 9, 2001

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND SAVE THE EXPENSE OF FURTHER COMMUNICATION. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY DO SO, BECAUSE YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.